Exhibit 99.1

Silver Dragon Announces Signing of
Letter of Intent with Exploration Unit of
North China Nonferrous Geological Exploration Bureau

Beijing, China – June 10, 2008 – Silver Dragon Resources Inc. (OTC BB: SDRG.OB – News) is pleased to announce that on June 10, 2008 the Company signed a letter of intent ("LOI") with its state-owned Chinese joint venture partner, Exploration Unit of North China Nonferrous Geological Exploration Bureau, also known as Huaguan Industrial Corp. ("HIC"). According to the terms of the LOI, Silver Dragon and HIC have agreed to enter into two equity transactions totaling approximately USD$13 million, which are more fully described below. The final definitive agreement is expected to close within two weeks, the proceeds from which will be used to further develop Silver Dragon’s properties in China and Mexico.

As part of the terms of the LOI, HIC agrees to acquire 50% of the equity interests in Sanhe Sino-Top Resources & Technologies Ltd. ("Sino-Top"), not including Erbahuo, from Silver Dragon in exchange for USD$4.5 million. Upon the completion of this transaction, HIC and Silver Dragon will hold equity interests of 60% and 40%, respectively, in Sino-Top, whose assets now mainly consist of eight exploration properties. With respect to Erbahuo, the ninth exploration property controlled by Sino-Top, it will be 70% owned by Silver Dragon and 30% by HIC. Upon the signing of the LOI, Silver Dragon received USD$1.15 million of the USD$4.5 million, the balance of which is due and payable upon the signing of definitive documents.

Also under the terms of the LOI, HIC, or an entity designated by HIC, agrees to: (i) participate in a private placement to acquire USD$1 million of restricted common shares of the Company at a purchase price of $0.15 per share and (ii) participate in a private placement to acquire approximately USD$7.5 million of restricted common shares of the Company at a purchase price of $0.25 per share and will be restricted from trading said shares for three (3) years. There are no warrants attached to the private placements. All transactions are subject to a definitive formal agreement and government approval. The USD$1 million private placement will be funded upon the signing of definitive documents and the approximately USD$7.5 million private placement will be funded upon receipt of government approval.

"This is a major development for both HIC and Silver Dragon," commented Mr. Guoqiang Hao, head of HIC. "Acquiring an increased equity position in both Silver Dragon and Sino-Top means a giant leap forward in expanding our mining portfolio in both the Chinese and international markets. Silver Dragon and Sino-Top will be two important vehicles for developing and expanding our domestic and overseas assets as we acquire other mining properties not only in China, but also in Africa and central Asia. To this end, we intend to put all of our Chinese assets under Sino-Top and all of our international assets under Silver Dragon."

"I am very excited about having HIC as our major partner," commented Mr. Marc Hazout, President and CEO of Silver Dragon Resources Inc. "With the strong backing of the Chinese government, HIC has the will and capability to further develop and expand our asset base and increase value for our shareholders. We still maintain a controlling position in the Erbahuo silver mine, which we intend to fast-track into production for the purpose of generating positive cash flow for Silver Dragon."

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. ("Sino-Top") was originally incorporated in 2003 as a Chinese company wholly owned by Huaguan Industrial Corp. ("HIC"), a subsidiary of state-owned entity North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006 and currently owns 90% of Sino-Top. The Chinese side led by HIC collectively owns 10%. The company holds exclusive exploration rights to eight properties and mining rights to one property in northern China (Inner Mongolia), covering a total area of 261.25 km2.

About HIC and North China Geological Exploration Bureau

North China Geological Exploration Bureau (NCGEB) is a state-owned conglomerate under the administration of the municipal government of Tianjin, which is a provincial-level city directly under the rule of the Chinese central government. Founded in 1952, NCGEB started as a state explorer but now has diversified its business scope into a variety of fields, such as mining, engineering, manufacturing, quality inspection, international trade and real estate. It boasts a staff of 5,000 and has17 subsidiaries, including a university. NCGEB has operations throughout China and mining and engineering operations in Africa.

HIC, a.k.a. Exploration Unit of NCGEB, is a NCGEB subsidiary based in Yanjiao township, which is about 35 kilometers east of Beijing. It boasts a staff of over 700 and has over 10 subsidiaries, including an exploration company, a geotechnical engineering company, a diamond tool manufacturer, a real estate company and a chemical analysis laboratory. As a state-owned entity, HIC enjoys strong financial, technical and strategic support from NCGEB and has several exploration and mining operations in northern China and northern Africa. HIC is also in the process of acquiring mining properties in central Asian countries.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metal company focused on the acquisition, exploration, development and operation of silver mines in proven silver districts exclusively in China and Mexico. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, and/or producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing Cerros las Minitas in Mexico and the nine Erbahuo properties in China. With operations in Mexico, the world’s leading producer of silver, and in China, the world’s largest consumer of silver, Silver Dragon is prepared to participate in China’s increasing demand for silver. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Projects, outcome and timing for the completion of further assays and Silver Dragon’s future prospects, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information, including risks associated with the mining industry such as economic factors, government regulation and approvals, environmental risks, actual results of exploration activities, future commodity prices, permitting timelines, capital expenditures, possible variations in ore reserves, resources, grade or recovery rates, requirements for additional capital, changes in laws or policies, changes in project parameters as plans continue to be refined, conclusions of economic evaluations as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.
Marc Hazout
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com

Alessandro Motta
Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com